Exhibit 23.2

[Letterhead of Deloitte & Associés (formerly Deloitte Touche Tohmatsu)]

ALCATEL
Registration Statement Form F-3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Alcatel on Form F-3 of our report dated March 30, 2004, appearing in the Annual Report on Form 20-F of Alcatel for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Associés (formerly Deloitte Touche Tohmatsu)

DELOITTE & ASSOCIÉS (FORMERLY DELOITTE TOUCHE TOHMATSU)

Neuilly-sur Seine, France
November 2, 2004